Exhibit 3: Segment Information - Second Quarter 2005

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	31,167	28,033	8,007	8,123	27,090	24,493	19,919	20,542	7,824	1,890	1,894	1,419
Other products	469	448	72	86	115	83	2,047	1,126	110	3	0	0
Total	31,636	28,481	8,079	8,210	27,205	24,577	21,966	21,668	7,935	1,893	1,894	1,419
% change	11.1%		-1.6%		10.7%		1.4%		319.2%		33.5%

Cost of sales	(13,022)	(12,066)	(4,862)	(5,024)	(14,156)	(12,450)	(14,509)	(13,892)	(5,468)	(1,481)	(996)	(446)
% of sales	41.2%	42.4%	60.2%	61.2%	52.0%	50.7%	66.1%	64.1%	68.9%	78.2%	52.6%	31.4%

SG&A	(14,133)	(12,383)	(4,689)	(4,614)	(12,986)	(12,401)	(5,600)	(6,097)	(3,108)	(884)	(347)	(456)
% of sales	44.7%	43.5%	58.0%	56.2%	47.7%	50.5%	25.5%	28.1%	39.2%	46.7%	18.3%	32.1%

Operating profit	4,482	4,032	(1,472)	(1,428)	62	(274)	1,857	1,678	(642)	(472)	552	517
% change	11.2%		3.1%		NM		10.7%		36.0%		6.7%
% of sales	14.2%	14.2%	-18.2%	-17.4%	0.2%	-1.1%	8.5%	7.7%	-8.1%	-24.9%	29.1%	36.4%

Depreciation	4,457	4,518	1,338	1,560	2,476	3,015	731	813	300	80	255	288
Amortization	1	1	42	50	1	1	89	51	0	0	0	0
EBITDA	8,940	8,550	(92)	182	2,540	2,742	2,677	2,542	(342)	(392)	807	805
% change	4.6%		NM		-7.4%		5.3%		-12.7%		0.3%
% of sales	28.3%	30.0%	-1.1%	2.2%	9.3%	11.2%	12.2%	11.7%	-4.3%	-20.7%	42.6%	56.7%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	715,840	646,391	382,895	353,350	971,648	867,851	232,720	249,388	55,137	15,611
% change	10.7%		8.4%		12.0%		-6.7%		253.2%

					Soft Drinks		Chile - Domestic
					667,720	639,042	128,234	135,401
					4.5%		-5.3%
					Nectars		Chile Bottled Exports
					104,391	92,974	94,137	105,880
					12.3%		-11.1%
					Mineral Water
					199,537	135,835	Argentina
					46.9%		10,349	8,107
							27.7%

* Volumes include exports of 11.738 HL (8.985 HL to Chile) and 8.250 HL (6.702 HL to Chile) in Q2'05 and Q2'04 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 17 million and 15 million in Q2'05 and Q2'04 respectively.
*** Volumes do not include bulk volumes of 37.900 HL (35.858 HL from Chile exports and 2.042 HL from Argentina) and 29.457 HL (25.697 HL from Chile exports and 3.760 HL from Argentina) in Q2'05 and Q2'04 respectively.
						Total		Total
Price (Ch$ / HL)	43,539	43,368	20,912	22,989	27,880	28,223	85,593	82,369	141,905	121,079
% change (real)	0.4%		-9.0%		-1.2%		3.9%		17.2%

					Soft Drinks		Chile - Domestic
					27,029	27,619	60,351	51,846
					-2.1%		16.4%
					Nectars		Chile Bottled Exports
					40,553	41,336	118,682	118,521
					-1.9%		0.1%
					Mineral Water
					24,097	22,086	Argentina
					9.1%		97,366	120,010
							-18.9%